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                                                                   EXHIBIT 23(b)


                              ACCOUNTANTS' CONSENT


         We have issued our report dated February 12, 1997 accompanying the consolidated financial statements of Oak Hill Financial, Inc. contained in Form S-4 to be filed with the Securities and Exchange Commission on or about June 27, 1997. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "experts."


/s/ Grant Thornton LLP
Cincinnati, Ohio
June 26, 1997